Exhibit 99.1

News Release

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, TX 75039

Celanese Corporation Increases Share Repurchase Authorization
to $500 million

DALLAS, October 23, 2014 - Celanese Corporation (NYSE:CE), a global technology and specialty materials company, today announced that the company’s board of directors increased its share repurchase authorization to $500 million. As of September 30, 2014, the company had $199 million remaining under its previous authorizations. The authorization gives management discretion in determining the timing and conditions under which shares may be repurchased.

Contacts:

Investor Relations	Media
Jon Puckett	Travis Jacobsen
Phone: +1 972 443 4965	Phone: +1 972 443 3750
Jon.Puckett@celanese.com	William.Jacobsen@celanese.com
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. With sales almost equally divided between North America, Europe and Asia, the company uses the full breadth of its global chemistry, technology and business expertise to create value for customers and the corporation. Celanese partners with customers to solve their most critical needs while making a positive impact on its communities and the world. Based in Dallas, Texas, Celanese employs approximately 7,400 employees worldwide and had 2013 net sales of $6.5 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company's plans, products, objectives, goals, strategies, future revenues or performance, capital expenditures, and other information that is not historical information. When used in this release, the words “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “can,” “could,” “would,” “might,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company or its customers will realize these benefits or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions; changes in the price and availability of raw materials; the introduction of competing products by other companies; market acceptance of our products; changes in the degree of intellectual property and other legal protection afforded to our products and processes; the impact of technological developments and competition; adoption of new or different industry or regulatory standards; unanticipated operational or commercial difficulties, including failure of facilities or processes or products to be designed or constructed, or to operate, in accordance with specifications or expectations; the ability to achieve and maintain plant utilization; ability of third parties, including our commercial partners, suppliers or others, to comply with their commitments to us; increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.